UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2024 (the “Effective Date”), Terran Orbital Corporation (the “Company”) entered into a settlement agreement and release of claims (the “Sophis Settlement Agreement”) with an investor group comprised of Austin Williams, Roland Coelho, Joseph Roos, Roark’s Drift, LLC, Jordi Puig-Suari, Sophis Investments LLC, Sophis GP LLC, and Tassos Recachinas (Sophis Investments LLC, Sophis GP LLC and Mr. Recachinas, “Sophis,” and together with Roark’s Drift and Messrs. Williams, Coelho, Roos and Puig-Suari, the “Sophis Group”).

Pursuant to the Sophis Settlement Agreement, each party in the Sophis Group agreed to vote any voting securities of the Company in favor of the nominees for director recommended by the Company’s Board of Directors (the “Board”) and in accordance with the Board’s recommendation with respect to any other matter presented to stockholders, subject to certain limited exceptions. Each party in the Sophis Group also agreed to certain customary standstill provisions for a period of one year beginning on the Effective Date, including with respect to not (i) acquiring beneficial ownership of more than 14.0% of any of the Company’s voting securities outstanding, (ii) nominating persons for election to the Board, (iii) submitting any proposal for consideration at any stockholder meeting, (iv) soliciting any proxy, consent or other authority to vote from stockholders, and (v) taking any other action in support of any changes to the Company’s management or corporate governance structure and other matters, including the separation of the Chair and CEO roles.

The Company has also agreed to appoint an independent director to fill the vacant seat on the Board. Under the terms of the Sophis Settlement Agreement, such director selection must be reasonably acceptable to the Sophis Group (such acceptance not to be unreasonably conditioned, withheld or delayed) and is subject to the final approval of the Company’s Nominating and Corporate Governance Committee and the Board.

The Sophis Settlement Agreement also contains customary provisions relating to release of claims, payment of fees, non-disparagement and confidentiality, subject to certain exceptions.

The foregoing description of the terms and conditions of the Sophis Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sophis Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Also on February 5, 2024, the Company issued a press release announcing that the Company had entered into the Sophis Settlement Agreement. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Release of Claims by and between the Company and Sophis Group, dated February 4, 2024.
99.1	Press Release announcing the Sophis Settlement Agreement, dated February 5, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	February 6, 2024	By:	/s/ James Black
James Black Senior Vice President, General Counsel and Secretary